UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2006

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 15, 2006, the board of directors of the Company (the "Board") appointed Thomas D. Clark, Jr. as a Class III director of the Company to fill a vacancy created by the Board increasing the number of directors constituting the entire Board from five to six. Mr. Clark’s term expires at the Company’s 2007 Annual Meeting of Stockholders.

Mr. Clark is the Edward G. Schlieder Distinguished Chair of Information Science at Louisiana State University, a position he has held since August 2002. From August 1995 to August 2002, Mr. Clark served as Dean of the E.J. Ourso College of Business Administration at Louisiana State University. Prior to that position, he had served as a professor and research director at Florida State University and as the Gage Crocker Outstanding Professor at the Air Force Institute of Technology, where he was in the School of Engineering. Mr. Clark also serves as Vice Chairman of the Louisiana Tobacco Settlement Corporation, on the Board of Directors of Dynegy, Inc. and on the boards of several community organizations and privately-held companies. Mr. Clark is also a Director of the DECIDE Board Room, an executive decision research and development facility, at Louisiana State University.

Mr. Clark was named to the Audit, Compensation and Governance and Nominating committees of the Board. He will receive compensation for his Board and committee membership based upon the levels described in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. He was not elected pursuant to any arrangement or understanding between himself and any other person.

A copy of the press release announcing the appointment of Mr. Clark to the Board is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 - Press Release dated June 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

June 15, 2006	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 15, 2006